As filed with the Securities and Exchange Commission on June 13, 2023

Registration No. 333-30951
Registration No. 333-34111
Registration No. 333-47129
Registration No. 333-72155
Registration No. 333-38138
Registration No. 333-39448
Registration No. 333-55112
Registration No. 333-82096
Registration No. 333-89738
Registration No. 333-102871
Registration No. 333-106679
Registration No. 333-112701
Registration No. 333-115995
Registration No. 333-123196
Registration No. 333-132916
Registration No. 333-141737
Registration No. 333-194120
Registration No. 333-194122
Registration No. 333-195734
Registration No. 333-204036
Registration No. 333-211567
Registration No. 333-225112
Registration No. 333-238006
Registration No. 333-238008
Registration No. 333-255803
Registration No. 333-266637

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-30951
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-34111
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-47129
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-72155
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38138
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-39448
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-55112
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-82096
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-89738
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-102871
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-106679
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-112701
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115995
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123196
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-132916
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-141737
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-194120
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-194122
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-195734
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204036
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211567
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-225112
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-238006
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-238008
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-255803
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-266637

UNDER
THE SECURITIES ACT OF 1933

HESKA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0192527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-7272
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Heska Corporation Employee Stock Purchase Plan
1988 Stock Plan
1994 Key Executive Stock Plan
Heska Corporation 2003 Equity Incentive Plan
1997 Employee Stock Purchase Plan of Heska Corporation, As Amended and Restated
Stock Incentive Plan of Heska Corporation (f/k/a the Amended and Restated 1997 Stock Incentive Plan of Heska Corporation)
Heska Corporation 2020 Employee Stock Purchase Plan
Heska Corporation Equity Incentive Plan
(Full Title of the Plans)

Kevin S. Wilson
Chief Executive Officer and President
Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(Name and Address, including Zip Code, of Agent for Service)

Copy to:
Krista Hanvey
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201
(214) 698-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) previously filed by Heska Corporation, a Delaware corporation (“Heska”), with the U.S. Securities and Exchange Commission (the “SEC”):

•
Registration Statement on Form S-8 (File No. 333-30951), originally filed with the SEC on July 9, 1997, registering 250,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the Heska Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (File No. 333-34111), originally filed with the SEC on August 21, 1997, registering 1,785,869 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1988 Stock Plan, 125,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1994 Key Executive Stock Plan, and 1,612,461 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-47129), originally filed with the SEC on February 27, 1998, registering 942,701 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-72155), originally filed with the SEC on February 11, 1999, registering 1,322,921 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-38138), originally filed with the SEC on May 31, 2000, registering 1,500,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-39448), originally filed with the SEC on June 16, 2000, registering 500,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the Heska Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (File No. 333-55112), originally filed with the SEC on February 7, 2001, registering 1,500,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-82096), originally filed with the SEC on February 4, 2002, registering 1,500,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-89738), originally filed with the SEC on June 4, 2002, registering 1,000,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the Heska Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (File No. 333-102871), originally filed with the SEC on January 31, 2003, registering 1,500,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-106679), originally filed with the SEC on June 30, 2003, registering 2,390,500 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the Heska Corporation 2003 Equity Incentive Plan.

•
Registration Statement on Form S-8 (File No. 333-112701), originally filed with the SEC on February 11, 2004, registering 1,500,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-115995), originally filed with the SEC on May 28, 2004, registering 1,000,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the Heska Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (File No. 333-123196), originally filed with the SEC on March 8, 2005, registering 1,500,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-132916), originally filed with the SEC on April 3, 2006, registering 1,500,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-141737), originally filed with the SEC on April 2, 2007, registering 1,500,000 shares of Heska’s common stock, par value $0.001 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-194120), originally filed with the SEC on February 25, 2014, registering 410,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-194122), originally filed with the SEC on February 25, 2014, registering 100,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the Heska Corporation Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (File No. 333-195734), originally filed with the SEC on May 6, 2014, registering 130,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-204036), originally filed with the SEC on May 11, 2015, registering 75,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the 1997 Employee Stock Purchase Plan, As Amended and Restated.

•
Registration Statement on Form S-8 (File No. 333-211567), originally filed with the SEC on May 25, 2016, registering 500,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the Amended and Restated 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-225112), originally filed with the SEC on May 22, 2018, registering 250,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the Amended and Restated 1997 Stock Incentive Plan of Heska Corporation.

•
Registration Statement on Form S-8 (File No. 333-238006), originally filed with the SEC on May 5, 2020, registering 300,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the Stock Incentive Plan of Heska Corporation (f/k/a the Amended and Restated 1997 Stock Incentive Plan of Heska Corporation).

•
Registration Statement on Form S-8 (File No. 333-238008), originally filed with the SEC on May 5, 2020, registering 200,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the Heska Corporation 2020 Employee Stock Purchase Plan.

•
Registration Statement on Form S-8 (File No. 333-255803), originally filed with the SEC on May 6, 2021, registering 250,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the Heska Corporation Equity Incentive Plan.

•
Registration Statement on Form S-8 (File No. 333-266637), originally filed with the SEC on August 8, 2022, registering 130,000 shares of Heska’s common stock, par value $0.01 per share, issuable in connection with the Heska Corporation Equity Incentive Plan.

These Post-Effective Amendments are being filed in connection with the closing on June 13, 2023 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 31, 2023, by and among Heska, Antech Diagnostics, Inc. (“Acquiror”), Helsinki Merger Sub LLC (“Merger Sub”) and, solely for purpose of Section 9.15 of the Merger Agreement, Mars, Incorporated (“Parent”). On June 13, 2023, pursuant to the Merger Agreement, Merger Sub was merged with and into Heska (the “Merger”), with Heska surviving the Merger and continuing as a wholly-owned indirect subsidiary of Parent. As a result of the Merger, Heska has terminated all offerings of Heska’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by Heska in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, Heska hereby removes from registration all such securities of Heska registered pursuant to the Registration Statements that remain unsold and any plan interests that are unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on June 13, 2023. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

HESKA CORPORATION

By:	/s/ Kevin Wilson
Name:	Kevin Wilson
Title:	Chief Executive Officer and President